Exhibit 10.1

Amended and Restated Agreement Between the Attorney General of the State of New York, the Attorney General of the State of Illinois, the Attorney General of the State of Connecticut, the Director of the Division of Insurance, Illinois Department, of Financial and Professional Regulation (now known as the Illinois Department of insurance), the Superintendent of Insurance of the State of New York, and Aon Corporation and its Subsidiaries and Affiliates

(collectively, “Aon”)

WHEREAS, Aon entered into a Settlement Agreement with the Attorneys General of the State of New York, Illinois and Connecticut, the Director of the Division of Insurance (“Director”), Illinois Department of Financial and Professional Regulation (now known as the Illinois Department of Insurance), and the Superintendent of Insurance of the State of New York (“Superintendent”) dated March 4, 2005, as amended from time to time (“Settlement Agreement”); and

WHEREAS, the Attorney General of the State of New York and the Superintendent of Insurance of the State of New York conducted public hearings in July 2008 on the subject of insurance producer compensation and disclosure practices; and

WHEREAS, 11 NYCRR 30 (Regulation No. 194) was adopted on February 10, 2010; and

WHEREAS, the Attorneys General, the Director and the Superintendent have concluded that Aon has substantially met its obligations under the Settlement Agreement, as determined by an independent examiner;

NOW, THEREFORE, the parties hereby agree that, effective as of February 11, 2010, the Settlement Agreement shall be amended and restated as follows:

1.             Compensation Disclosure to Insurance Purchasers: In New York, and each of the other 49 states of the United States, the District of Columbia, and U. S. territories, Aon shall provide compensation disclosure that will, at a minimum, comply with the terms of Regulation No. 194, as may be amended from time to time, or the provisions of the Settlement Agreement, as existed prior to the adoption of this Amended and Restated Agreement. In addition, Aon shall provide compensation disclosure that complies with any rules, regulations or guidance promulgated or issued by the attorneys general or insurance departments within the States of Illinois or Connecticut and any other states in which Aon conducts business.

2.             Compliance Programs and Training: Aon shall maintain its compliance programs and continue to provide appropriate training to relevant employees in business ethics, professional obligations, conflicts of interest and antitrust and trade practices compliance.

3.             Prohibition on Reinsurance Brokerage “Leveraging”: In placing, renewing, consulting on or servicing any insurance policy, Aon shall not directly or indirectly accept from or request of any insurer any promise or commitment to use any of Aon’s brokerage, agency, producing or consulting services, including reinsurance brokerage, agency or producing services, in exchange for production of business to such insurer.

4.               Prohibition of Inappropriate Use of Wholesalers: In placing, renewing, consulting on or servicing any insurance policy, Aon shall not directly or indirectly knowingly place, renew, consult on or service a client’s insurance business through a wholesale broker in a manner that is contrary to the client’s best interests.

5.               The Attorneys General of the States of New York, Illinois, and Connecticut, the Director, and the Superintendent reserve the right to take action to enforce this Amended and Restated Agreement. If compliance with any aspect of this Amended and Restated Agreement proves impracticable, Aon reserves the right to request that the parties modify it accordingly.

6.               This Amended and Restated Agreement shall be governed by the laws of the State of New York without regard to conflict of laws principles, except that with respect to enforcement actions taken by the Connecticut Attorney General, the actions will be governed by the laws of the State of Connecticut without regard to conflict of laws principles and except that with respect to enforcement actions taken by the Illinois Attorney General, the actions will be governed by the laws of the State of Illinois without regard to conflict of laws principles.

7.               This Amended and Restated Agreement supersedes and replaces the Settlement Agreement and all prior agreements, arrangements, commitments and understandings, whether written or oral, with respect to the subject matter hereof, and constitutes the entire agreement of the parties.

8.               This Amended and Restated Agreement may be executed in counterparts, including via facsimile.

WHEREFORE, the following signatures are affixed hereto on the date first above written.

	PEOPLE OF THE STATE	NEW YORK STATE
	OF NEW YORK	INSURANCE DEPARTMENT

BY:	/s/ Michael Berlin	BY:	/s/ James J. Wrynn
	Michael Berlin		James J. Wrynn
	Deputy Attorney General for		Superintendent of Insurance
	Economic Justice		25 Beaver Street
	120 Broadway, 25th Floor		New York, NY 10004
New York, NY 10271

PEOPLE OF THE STATE		PEOPLE OF THE STATE
OF CONNECTICUT		OF ILLINOIS

BY:	/s/ Richard Blumenthal	BY:	/s/ Brent D. Stratton
	Richard Blumenthal		Brent D. Stratton
	Attorney General of the		Assistant Chief Deputy
	State of Connecticut		Attorney General for the
State of Illinois

ILLINOIS DEPARTMENT OF INSURANCE		AON CORPORATION

BY:	/s/ Michael T. McRaith	BY:	/s/ Peter Lieb
	Michael T. McRaith		Peter Lieb
	Director		Executive Vice President
General Counsel